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                                                                Exhibit 20.1


                         THIS IS A CLAIMS MADE POLICY
                            PLEASE READ CAREFULLY
[LOGO]
                                NATIONAL UNION
                            FIRE INSURANCE COMPANY
                             OF PITTSBURGH, PA.(R)

                   175 WATER STREET, NEW YORK, N.Y.  10038

             A CAPITAL STOCK COMPANY, HEREIN CALLED THE "COMPANY"

NOTICE: THE LIMITS OF LIABILITY AVAILABLE TO PAY JUDGEMENTS OR SETTLEMENTS SHALL BE REDUCED BY AMOUNTS INCURRED FOR LEGAL DEFENSE. FURTHER NOTE THAT AMOUNTS INCURRED FOR LEGAL DEFENSE SHALL BE APPLIED AGAINST THE DEDUCTIBLE AMOUNT.

                 ASSOCIATION PROFESSIONAL LIABILITY INSURANCE


RENEWAL OF:                                             POLICY NUMBER: 861-13-48

                                         DECLARATIONS
Item 1. Insured:  COMPLETE WELLNESS INDEPENDENT PHYSICIAN
                  ASSOCIATION

        Address:  17757 U.S. HIGHWAY 19 NORTH
                  SUITE 350
                  CLEARWATER, FL  34624
Item 2. Policy Period
         From:  January 21, 1998        To: January 21, 1999


         at 12:01 A.M. standard time at the address of the Insured stated above.

Item 3. Limits of Liability:    $1,000,000 aggregate inclusive of defense
                            --------------
                            costs, and expenses.

Item 4. Deductible:     $5,000    each Wrongful Act.
                   --------------
Item 5. Premium:        $2,500
                  ---------------


                                     Producer: MDM INSURANCE ASSOCIATES
                                     Address:  777 SOUTH FIGUEROA STREET, 9TH FL
                                               LOS ANGELES, CA  90017

By acceptance of this policy the Insured agrees that the statements in the Declarations and the Application and any attachments hereto are the Insured's agreements and representations and that this policy embodies all agreements existing between the Insured and the Company or any of its Representatives relating to this insurance.

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        COUNTERSIGNED BY JAYME PAYNE             /s/ JAYME PAYNE                 MAR 06, 1998
                                              ----------------------------------
                OCALA FL                       Authorized Company Representative
341002 ON 8 DAY OF 4, 1998                     Vice President - National Union

    --------------------------------          ----------------------------------
    Countersignature Date                      Countersigned at

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